EXHIBIT 99.1

News Release

From:	Exelon Corporation	FOR IMMEDIATE RELEASE
Corporate Communications
P.O. Box 805379
Chicago, IL 60680-5379

Contact:	Jennifer Medley, Media Relations
312.394.7189
Michael Metzner, Investor Relations
312.394.7696

Exelon Announces Strong Second Quarter Earnings;
Expects Full Year Earnings to be Near High End of Guidance;
Increases Common Dividend by 10.9%;
Plans 50 to 60% Dividend Payout Starting Full Year 2005

Chicago (July 28, 2004) – Exelon Corporation’s (Exelon) second quarter 2004 consolidated earnings prepared in accordance with GAAP were $521 million, or $0.78 per diluted share, compared with $372 million, or $0.57 per diluted share, in second quarter 2003.

Exelon’s adjusted (non-GAAP) operating earnings for the second quarter of 2004 were $476 million, or $0.71 per diluted share, compared with $402 million, or $0.61 per diluted share, for the same period in 2003. The 16% adjusted (non-GAAP) operating earnings per share improvement was due to a number of factors including higher retail kWh deliveries, higher wholesale margins, cost savings related to The Exelon Way program, the continued exit from Exelon Enterprises, the acquisition of the second half of AmerGen in late 2003 and lower interest expense. Partially offsetting these positive earnings factors were decreased competitive transition charge (CTC) revenue, as expected, at Commonwealth Edison Company (ComEd) and higher depreciation and amortization expenses.

Adjusted (non-GAAP) operating earnings is a non-GAAP financial measure. Adjusted (non-GAAP) operating earnings for the second quarter of 2004 do not include the following items that are included in reported GAAP earnings:

•	After-tax earnings of $15 million, or $0.03 per diluted share, from investments in synthetic fuel producing facilities.

•	After-tax earnings of $42 million, or $0.06 per diluted share, from the sale of Boston Generating, LLC (Boston Generating), net of losses on operations of Boston Generating in the second quarter prior to the sale.

•	After-tax severance and severance-related costs related to The Exelon Way of $13 million or $0.02 per diluted share.

Adjusted (non-GAAP) operating earnings for the second quarter of 2003 did not include the following item that was included in reported GAAP earnings:

•	An after-tax charge of $30 million, or $0.04 per diluted share, for goodwill impairment related to the agreement to sell Exelon Enterprises’ InfraSource business.

“Our strong second quarter results reflect robust load growth, improving wholesale margins, continued operational improvements through The Exelon Way and continued successful execution of our Path to Exit from Enterprises,” said John W. Rowe, Exelon Chairman and CEO. “In light of our strong first half, we are comfortable with our previously announced full year GAAP earnings guidance of $2.78 to $2.93 per share and operating earnings guidance of $2.68 to $2.83 per share and believe we will come in near the top end of this range. In addition to an annual dividend increase of 12 cents per share, our Board of Directors yesterday also approved a policy of targeting a dividend payout ratio of 50 to 60% of ongoing earnings and authorized our plan to achieve that level of payout for the full year of 2005. The dividend increase along with the new dividend policy reflects our confidence in the sustainability of recent earnings and cash flow improvements and demonstrates our continued commitment to increase our payout to shareholders as we complete our efforts to strengthen our balance sheet.”

Earnings guidance is based on the assumption of normal weather for the last two quarters of 2004. Adjusted (non-GAAP) operating earnings guidance excludes earnings from investments in synthetic fuel producing facilities, the cumulative effect of adopting FIN 46-R, any profit or loss related to Boston Generating and severance and severance-related costs related to The Exelon Way. Third quarter adjusted (non-GAAP) operating earnings are expected to be between $0.75 and $0.95 per share.

Common Dividend Increase

The Exelon Board of Directors declared a dividend of $0.305 per share on Exelon’s common stock, payable September 10, 2004, to shareholders of record at 5:00 p.m. New York time on August 15, 2004. The increase of $0.12 per share annually, approximately 10.9%, will result in an annual dividend rate of $1.22 per share or $0.305 per share quarterly. The Exelon Board of Directors also approved a policy of targeting a payout ratio for regular quarterly dividends of between 50 and 60% of ongoing earnings and authorized a plan to achieve that payout level starting in the full year of 2005. Payment of future dividends is subject to approval and declaration by the Board.

Second Quarter Highlights

•	Nuclear Operations Exelon Generation’s nuclear fleet produced 34,254 GWhs (including 5,122 GWhs for AmerGen) in the second quarter of 2004, compared with 29,619 GWhs output (excluding AmerGen) in the second quarter of 2003. The fleet, including AmerGen, achieved a capacity factor of 96.1% for the second quarter of 2004, compared with 94.0% for the second quarter of 2003. Operating expenses associated with planned refueling outages were approximately $24 million in the second quarter of 2004 compared with $22 million the prior year. Two planned refueling outages were completed in the second quarter, including one at Generation’s co-owned Salem facility which is operated by PSEG Power LLC, compared with one in the second quarter of 2003.

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•	ComEd/PJM Integration ComEd’s integration into the PJM Interconnection regional transmission organization (PJM) became effective May 1. PJM is considered to be the model transmission market operator for the industry. With ComEd’s integration into PJM, all of Exelon Generation’s facilities in PECO and ComEd’s service territories, as well as most of Exelon’s AmerGen facilities, now operate in the same regional transmission system and the same “organized” wholesale electricity market. Benefits to Exelon from ComEd joining PJM include greater transparency around wholesale prices and product availability in Northern Illinois, access to a much larger, deeper and more liquid spot market and the existence of an independent Market Monitor.

•	Enterprises Transactions During the second quarter of 2004, Exelon Enterprises completed the sale of four of its businesses, Thermal Chicago Corporation, PECO TelCove and two businesses of Exelon Services, Inc., including Exelon Solutions, for combined net proceeds of $195 million. The divestiture of these businesses supports Exelon’s Path to Exit strategy from Enterprises and focus on its core integrated utility businesses. Exelon expects to complete the sale of substantially all remaining Enterprises businesses during the second half of 2004.

•	Boston Generating On May 25, 2004, Exelon Generation completed the sale of Boston Generating to a special purpose entity owned by the lenders under Boston Generating’s $1.25 billion credit facility. Responsibility for plant operations and power marketing activities will be transferred to the lenders’ special purpose entities in a separate transaction expected to be completed in the third quarter of 2004. Pending completion of the transfer of operation and marketing activities, Generation affiliates will continue to operate and market power from the plants on behalf of the new owners. Approximately $1.0 billion of debt outstanding under the Boston Generating Credit Facility was eliminated from Exelon’s and Generation’s financial statements upon the sale of Boston Generating in May.

•	Debt Refinancings/Retirements In April, PECO Energy closed on the sale of $75 million of 5.90% First Mortgage Bonds, which are due May 1, 2034. The purpose of the issue was to refinance $75 million of existing PECO First Mortgage Bonds with a 6.375% coupon. Year to date, ComEd retired or redeemed $178 million of debt, including a $150 million 7.375% Note and $26 million of 5.30% Pollution Control Revenue Bonds, both in January.

•	Share Repurchases In April 2004, Exelon’s Board of Directors approved a discretionary share repurchase program that allows Exelon to periodically repurchase shares of its common stock in the open market. Exelon intends to use the economic benefit it receives from stock option exercises and the company’s Employee Stock Purchase Plan in 2004 and beyond to buy back shares in order to partially offset dilution. The share repurchase program has no specified limit on the number of shares that may be repurchased and no specified termination date. During the second quarter of 2004, approximately 2.3 million shares of common stock were purchased under the program for approximately $75 million.

BUSINESS UNIT RESULTS

Exelon Energy Delivery consists of the retail electricity transmission and distribution operations of ComEd and PECO and the natural gas distribution business of PECO. Energy Delivery’s net income in the second quarter of 2004 was $303 million compared with net income of $291 million in the second quarter of 2003. Second quarter 2004 net income

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included severance and severance-related costs related to The Exelon Way of $9 million after-tax. Excluding this item, Energy Delivery’s net income was up $21 million compared to the same quarter last year, primarily due to increased retail kWh deliveries at both ComEd and PECO, Exelon Way savings and lower interest expense, partially offset by lower CTC collections at ComEd, increased depreciation and amortization expense and higher taxes other than income.

Cooling degree-days for the second quarter of 2004 in the ComEd service territory were up 68% relative to the same period in 2003 and were 14% below normal. In the PECO service territory, cooling degree-days were up 66% compared with 2003 and were 32% above normal. Retail kWh deliveries increased 6% for ComEd, with a 12% increase in deliveries to the residential customer class. PECO’s retail kWh deliveries increased 7% overall, with residential deliveries up 12%. Energy Delivery’s second quarter 2004 revenues were $2,435 million, up 5% from $2,322 million in 2003. Energy Delivery’s second quarter 2004 fuel and purchased power expense was $1,059 million, up 7% from $986 million in 2003. The impact of warmer weather increased second quarter 2004 earnings per share by approximately $0.02 relative to 2003, and decreased second quarter 2004 earnings per share by approximately $0.01 relative to the normal weather that was incorporated in our earnings guidance.

Exelon Generation consists of Exelon’s electric generation operations and power marketing and trading functions. Second quarter 2004 net income was $178 million compared with net income of $142 million in the second quarter of 2003. Second quarter 2004 net income included after-tax earnings of $42 million related to Boston Generating, including the gain recognized on disposition and losses on operations in the second quarter prior to its sale. Second quarter net income also included an unrealized mark-to-market gain of $9 million after-tax from non-trading activities compared with a $20 million after-tax unrealized mark-to-market gain in the second quarter of 2003. Excluding the impact of the items listed above, Generation’s net income increased by $5 million compared with the same quarter last year, primarily due to higher revenue net of fuel and purchased power and Exelon Way savings, partially offset by higher operating and maintenance expense primarily due to the consolidation of AmerGen and Sithe.

Energy sales, exclusive of trading volumes, totaled 51,109 GWhs for the second quarter of 2004 compared with 54,318 GWhs in 2003, reflecting the adoption of a new accounting standard (EITF 03-11), which required certain energy transactions to be netted within revenues and lower market sales, partially offset by higher sales to Energy Delivery and the acquisition of the remaining 50% of AmerGen. The new standard resulted in a reduction of 6,185 GWhs for the second quarter of 2004. Generation’s second quarter 2004 revenues were $1,948 million, up 3% from second quarter 2003 revenue of $1,886 million, and were relatively unaffected by trading activities. Increased revenues were due to increased sales to Energy Delivery, the acquisition of the remaining 50% of AmerGen, the transfer of Exelon Energy Company from Enterprises to Generation as of January 1, 2004 and the consolidation of Generation’s investment in Sithe Energies, Inc. as of March 31, 2004, partially offset by decreased revenues at Boston Generating and the adoption of EITF 03-11. The adoption of this new standard resulted in reductions in revenues, purchased power expense and fuel expense of $239 million, $238 million and $1 million, respectively, but had no impact on net income. Earnings from prior periods were not affected.

Generation’s revenue, net of purchased power and fuel expense, increased by $209 million in the second quarter of 2004 compared with the second quarter of 2003 excluding the mark-to-market impact in both years. The revenue net fuel improvement includes $168 million of incremental margin contribution from AmerGen, Exelon Energy and Sithe. The remaining year-over-year increase was driven by an increase in average realized wholesale prices, a

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decrease in capacity payments to Midwest Generation and lower average fossil fuel costs. Fuel costs per MWh were lower year over year despite higher market prices due to hedging. Generation’s average realized margin on all sales, excluding trading activity, was $13.28 per MWh in the second quarter of 2004 compared with $11.53 per MWh in the second quarter of 2003.

Exelon Enterprises consists of the remaining businesses of Exelon Services, the electrical contracting business of F&M Holdings, Inc. and other minor investments most of which are in the process of being sold or shut down. Enterprises’ second quarter 2004 net income was $27 million including gains on the sale of businesses of $66 million. Enterprises’ second quarter 2003 net loss was $61 million including a $30 million after-tax charge for goodwill impairment related to the agreement to sell certain InfraSource businesses and a $23 million after-tax charge related to the impairment of certain Enterprises’ venture capital investments. Enterprises reported significant decreases in revenues, purchased power and fuel expense, and operating and maintenance expense mainly due to the sale of InfraSource, Inc. during the third quarter of 2003, the transfer of its retail energy business, Exelon Energy Company, to Generation as of January 1, 2004, and the sale and wind-down of other Enterprises businesses. Enterprises had a decrease in operating losses of $34 million primarily reflecting the sale and wind-downs of Enterprises businesses.

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude non-operational items as well as significant one-time charges or credits that are not normally associated with ongoing operations, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. A reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical periods is provided on pages 7 and 8 of the Earnings Release Attachments.

Conference call information: Exelon has scheduled a conference call for 11 AM ET (10 AM CT) on July 28, 2004. The call-in number in the U.S. is 888-802-8581 and the international call-in number is 973-935-8515. No password is required. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s web site: www.exeloncorp.com. (Please select the Investor Relations page.)

Telephone replays will be available until August 15. The U.S. call-in number for replays is 877-519-4471 and the international call-in number is 973-341-3080. The confirmation code is 4934193.

Certain of the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those discussed herein as well as those discussed in Exelon Corporation’s 2003 Annual Report on Form 10-K in (a) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Outlook and the Challenges in Managing Our Business for Exelon, ComEd, PECO and Generation and (b) ITEM 8. Financial Statements and Supplementary Data: Exelon—Note 19, ComEd—Note 15,

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PECO—Note 14 and Generation—Note 13, and (c) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Registrants). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Exelon Corporation is one of the nation’s largest electric utilities with approximately 5 million customers and $15 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and
Mid-Atlantic. Exelon distributes electricity to approximately 5 million customers in Illinois and
Pennsylvania and gas to approximately 460,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

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EXELON CORPORATION
Earnings Release Attachments
Table of Contents

Consolidating Statements of Income — Three Months Ended June 30, 2004 and 2003	1
Consolidating Statements of Income — Six Months Ended June 30, 2004 and 2003	2
Business Segment Comparative Income Statements — Energy Delivery and Generation — Three and Six Months Ended June 30, 2004 and 2003	3
Business Segment Comparative Income Statements — Enterprises and Corporate and Eliminations — Three and Six Months Ended June 30, 2004 and 2003	4
Consolidated Balance Sheets — June 30, 2004 and December 31, 2003	5
Consolidated Statements of Cash Flows — Six Months Ended June 30, 2004 and 2003	6
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Three Months Ended June 30, 2004 and 2003	7
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Six Months Ended June 30, 2004 and 2003	8
Reconciliation of Adjusted (non-GAAP) Operating Earnings Per Diluted Share to GAAP Earnings Per Diluted Share — Three Months Ended June 30, 2004 and 2003	9
Reconciliation of Adjusted (non-GAAP) Operating Earnings Per Diluted Share to GAAP Earnings Per Diluted Share — Six Months Ended June 30, 2004 and 2003	10
Electric Sales Statistics — Three and Six Months Ended June 30, 2004 and 2003	11
Energy Delivery Sales Statistics — Three Months Ended June 30, 2004 and 2003	12
Energy Delivery Sales Statistics — Six Months Ended June 30, 2004 and 2003	13
Exelon Generation Power Marketing Statistics — Three and Six Months Ended June 30, 2004 and 2003	14

EXELON CORPORATION
Consolidating Statements of Income
(unaudited)
(in millions)

	Three Months Ended June 30, 2004
	Energy				Exelon
	Delivery	Generation	Enterprises	Corp/Elim	Consolidated
Operating revenues	$2,435	$1,948	$43	$(876)	$3,550
Operating expenses
Purchased power	976	563	—	(866)	673
Fuel	83	462	—	(7)	538
Operating and maintenance	355	623	65	13	1,056
Depreciation and amortization	228	69	—	18	315
Taxes other than income	132	48	1	4	185

Total operating expenses	1,774	1,765	66	(838)	2,767

Operating income (loss)	661	183	(23)	(38)	783
Other income and deductions
Interest expense	(172)	(51)	(11)	(12)	(246)
Distributions on preferred securities of subsidiaries	(1)	—	—	—	(1)
Equity in earnings (losses) of unconsolidated affiliates	(13)	—	(1)	(17)	(31)
Other, net	10	134	86	—	230

Total other income and deductions	(176)	83	74	(29)	(48)

Income (loss) before income taxes and minority interest	485	266	51	(67)	735
Income taxes	182	100	24	(80)	226

Income before minority interest	303	166	27	13	509
Minority interest	—	12	—	—	12

Net income	$303	$178	$27	$13	$521

	Three Months Ended June 30, 2003
	Energy				Exelon
	Delivery	Generation	Enterprises	Corp/Elim	Consolidated
Operating revenues	$2,322	$1,886	$443	$(930)	$3,721
Operating expenses
Purchased power	919	800	49	(912)	856
Fuel	67	348	117	(1)	531
Operating and maintenance	342	451	322	(15)	1,100
Depreciation and amortization	213	46	10	6	275
Taxes other than income	115	40	2	2	159

Total operating expenses	1,656	1,685	500	(920)	2,921

Operating income (loss)	666	201	(57)	(10)	800
Other income and deductions
Interest expense	(189)	(20)	(3)	(8)	(220)
Distributions on preferred securities of subsidiaries	(10)	—	—	—	(10)
Equity in earnings (losses) of unconsolidated affiliates	—	18	(1)	(2)	15
Other, net	14	34	(34)	(4)	10

Total other income and deductions	(185)	32	(38)	(14)	(205)

Income (loss) before income taxes and minority interest	481	233	(95)	(24)	595
Income taxes	190	91	(34)	(25)	222

Income (loss) before minority interest	291	142	(61)	1	373
Minority interest	—	—	—	(1)	(1)

Net income (loss)	$291	$142	$(61)	$—	$372

EXELON CORPORATION
Consolidating Statements of Income
(unaudited)
(in millions)

	Six Months Ended June 30, 2004
	Energy				Exelon
	Delivery	Generation	Enterprises	Corp/Elim	Consolidated(a)
Operating revenues	$5,010	$3,900	$133	$(1,771)	$7,272
Operating expenses
Purchased power	1,907	1,081	—	(1,754)	1,234
Fuel	332	1,048	—	(6)	1,374
Operating and maintenance	704	1,273	170	18	2,165
Depreciation and amortization	455	124	—	37	616
Taxes other than income	269	95	5	9	378

Total operating expenses	3,667	3,621	175	(1,696)	5,767

Operating income (loss)	1,343	279	(42)	(75)	1,505
Other income and deductions
Interest expense	(355)	(77)	(13)	(24)	(469)
Distributions on preferred securities of subsidiaries	(2)	—	—	—	(2)
Equity in earnings (losses) of unconsolidated affiliates	(22)	(2)	(2)	(29)	(55)
Other, net	22	183	83	(1)	287

Total other income and deductions	(357)	104	68	(54)	(239)

Income (loss) before income taxes, minority interest and cumulative effect of change in accounting principle	986	383	26	(129)	1,266
Income taxes	367	146	15	(152)	376

Income before minority interest and cumulative effect of change in accounting principle	619	237	11	23	890
Minority interest	—	11	—	—	11

Income before cumulative effect of change in accounting principle	619	248	11	23	901
Cumulative effect of change in accounting principle, net of income taxes	—	32	—	—	32

Net income	$619	$280	$11	$23	$933

	Six Months Ended June 30, 2003
	Energy				Exelon
	Delivery	Generation	Enterprises	Corp/Elim	Consolidated
Operating revenues	$4,964	$3,765	$1,022	$(1,956)	$7,795
Operating expenses
Purchased power	1,918	1,642	113	(1,910)	1,763
Fuel	257	706	392	1	1,356
Operating and maintenance	744	943	575	(50)	2,212
Depreciation and amortization	427	91	20	11	549
Taxes other than income	258	88	6	6	358

Total operating expenses	3,604	3,470	1,106	(1,942)	6,238

Operating income (loss)	1,360	295	(84)	(14)	1,557
Other income and deductions
Interest expense	(383)	(38)	(5)	(17)	(443)
Distributions on preferred securities of subsidiaries	(22)	—	—	—	(22)
Equity in earnings (losses) of unconsolidated affiliates	—	37	1	(5)	33
Other, net	43	(132)	(37)	(5)	(131)

Total other income and deductions	(362)	(133)	(41)	(27)	(563)

Income (loss) before income taxes, minority interest and cumulative effect of change in accounting principle	998	162	(125)	(41)	994
Income taxes	382	71	(47)	(36)	370

Income (loss) before minority interest and cumulative effect of change in accounting principle	616	91	(78)	(5)	624
Minority interest	—	(2)	—	(1)	(3)

Income (loss) before cumulative effect of change in accounting principle	616	89	(78)	(6)	621
Cumulative effect of change in accounting principle, net of income taxes	5	108	(1)	—	112

Net income (loss)	$621	$197	$(79)	$(6)	$733

(a)	Consolidated results for the six months ended June 30, 2004 include a $12 million reduction in net periodic postretirement benefit cost due to the early adoption of FSP FAS 106-2, including $6 million related to the three months ended March 31, 2004. Previously reported financial information for the three months ended March 31, 2004 will be adjusted when presented for comparative purposes in future periods.

EXELON CORPORATION
Business Segment Comparative Income Statements
(unaudited)
(in millions)

	Energy Delivery
	Three Months Ended June 30,			Six Months Ended June 30,
	2004	2003	Variance	2004	2003	Variance
Operating revenues	$2,435	$2,322	$113	$5,010	$4,964	$46
Operating expenses
Purchased power	976	919	57	1,907	1,918	(11)
Fuel	83	67	16	332	257	75
Operating and maintenance	355	342	13	704	744	(40)
Depreciation and amortization	228	213	15	455	427	28
Taxes other than income	132	115	17	269	258	11

Total operating expenses	1,774	1,656	118	3,667	3,604	63

Operating income	661	666	(5)	1,343	1,360	(17)
Other income and deductions
Interest expense	(172)	(189)	17	(355)	(383)	28
Distributions on preferred securities of subsidiaries	(1)	(10)	9	(2)	(22)	20
Equity in earnings (losses) of unconsolidated affiliates	(13)	—	(13)	(22)	—	(22)
Other, net	10	14	(4)	22	43	(21)

Total other income and deductions	(176)	(185)	9	(357)	(362)	5

Income before income taxes and cumulative effect of change in accounting principle	485	481	4	986	998	(12)
Income taxes	182	190	(8)	367	382	(15)

Income before cumulative effect of change in accounting principle	303	291	12	619	616	3
Cumulative effect of change in accounting principle, net of income taxes	—	—	—	—	5	(5)

Net income	$303	$291	$12	$619	$621	$(2)

	Generation
	Three Months Ended June 30,			Six Months Ended June 30,
	2004	2003	Variance	2004	2003	Variance
Operating revenues	$1,948	$1,886	$62	$3,900	$3,765	$135
Operating expenses
Purchased power	563	800	(237)	1,081	1,642	(561)
Fuel	462	348	114	1,048	706	342
Operating and maintenance	623	451	172	1,273	943	330
Depreciation and amortization	69	46	23	124	91	33
Taxes other than income	48	40	8	95	88	7

Total operating expenses	1,765	1,685	80	3,621	3,470	151

Operating income	183	201	(18)	279	295	(16)
Other income and deductions
Interest expense	(51)	(20)	(31)	(77)	(38)	(39)
Equity in earnings (losses) of unconsolidated affiliates	—	18	(18)	(2)	37	(39)
Other, net	134	34	100	183	(132)	315

Total other income and deductions	83	32	51	104	(133)	237

Income before income taxes, minority interest and cumulative effect of changes in accounting principles	266	233	33	383	162	221
Income taxes	100	91	9	146	71	75

Income before minority interest and cumulative effect of changes in accounting principles	166	142	24	237	91	146
Minority interest	12	—	12	11	(2)	13

Income before cumulative effect of changes in accounting principles	178	142	36	248	89	159
Cumulative effect of changes in accounting principles, net of income taxes	—	—	—	32	108	(76)

Net income	$178	$142	$36	$280	$197	$83

EXELON CORPORATION
Business Segment Comparative Income Statements
(unaudited)
(in millions)

	Enterprises
	Three Months Ended June 30,			Six Months Ended June 30,
	2004	2003	Variance	2004	2003	Variance
Operating revenues	$43	$443	$(400)	$133	$1,022	$(889)
Operating expenses
Purchased power	—	49	(49)	—	113	(113)
Fuel	—	117	(117)	—	392	(392)
Operating and maintenance	65	322	(257)	170	575	(405)
Depreciation and amortization	—	10	(10)	—	20	(20)
Taxes other than income	1	2	(1)	5	6	(1)

Total operating expenses	66	500	(434)	175	1,106	(931)

Operating income (loss)	(23)	(57)	34	(42)	(84)	42
Other income and deductions
Interest expense	(11)	(3)	(8)	(13)	(5)	(8)
Equity in earnings (losses) of unconsolidated affiliates	(1)	(1)	—	(2)	1	(3)
Other, net	86	(34)	120	83	(37)	120

Total other income and deductions	74	(38)	112	68	(41)	109

effect of change in accounting principle	51	(95)	146	26	(125)	151
Income taxes	24	(34)	58	15	(47)	62

Income (loss) before cumulative effect of change in accounting principle	27	(61)	88	11	(78)	89
Cumulative effect of change in accounting principle, net of income taxes	—	—	—	—	(1)	1

Net income (loss)	$27	$(61)	$88	$11	$(79)	$90

	Corporate and Eliminations
	Three Months Ended June 30,			Six Months Ended June 30,
	2004	2003	Variance	2004	2003	Variance
Operating revenues	$(876)	$(930)	$54	$(1,771)	$(1,956)	$185
Operating expenses
Purchased power	(866)	(912)	46	(1,754)	(1,910)	156
Fuel	(7)	(1)	(6)	(6)	1	(7)
Operating and maintenance	13	(15)	28	18	(50)	68
Depreciation and amortization	18	6	12	37	11	26
Taxes other than income	4	2	2	9	6	3

Total operating expenses	(838)	(920)	82	(1,696)	(1,942)	246

Operating income (loss)	(38)	(10)	(28)	(75)	(14)	(61)
Other income and deductions
Interest expense	(12)	(8)	(4)	(24)	(17)	(7)
Equity in earnings (losses) of unconsolidated affiliates	(17)	(2)	(15)	(29)	(5)	(24)
Other, net	—	(4)	4	(1)	(5)	4

Total other income and deductions	(29)	(14)	(15)	(54)	(27)	(27)

Income (loss) before income taxes and minority interest	(67)	(24)	(43)	(129)	(41)	(88)
Income taxes	(80)	(25)	(55)	(152)	(36)	(116)

Income (loss) before minority interest	13	1	12	23	(5)	28
Minority interest	—	(1)	1	—	(1)	1

Net income (loss)	$13	$—	$13	$23	$(6)	$29

EXELON CORPORATION
Consolidated Balance Sheets
(unaudited)
(in millions)

	June 30,	December 31,
	2004	2003
Current assets
Cash and cash equivalents	$794	$493
Restricted cash and investments	179	97
Accounts receivable, net
Customers	1,645	1,567
Other	403	582
Mark-to-market derivative assets	433	337
Inventories — fossil fuel	165	212
Inventories — materials and supplies	318	310
Notes receivable from affiliate	—	92
Deferred income taxes	145	162
Assets held for sale	20	242
Other	449	413

Total current assets	4,551	4,507

Property, plant and equipment, net	20,228	20,630
Deferred debits and other assets
Regulatory assets	5,038	5,226
Nuclear decommissioning trust funds	4,890	4,721
Investments	922	955
Goodwill	4,714	4,719
Mark-to-market derivative assets	391	133
Other	1,368	991

Total deferred debits and other assets	17,323	16,745

Total assets	$42,102	$41,882

Liabilities and shareholders’ equity
Current liabilities
Commercial paper	$261	$326
Notes payable to Sithe Energies, Inc.	—	90
Long-term debt due within one year	177	1,385
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transitional Trust due within one year	478	470
Accounts payable	1,221	1,238
Mark-to-market derivative liabilities	805	584
Accrued expenses	1,080	1,166
Liabilities held for sale	14	61
Other	293	306

Total current liabilities	4,329	5,626

Long-term debt	8,672	7,889
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transitional Trust	4,702	5,055
Long-term debt to other financing trusts	545	545
Deferred credits and other liabilities
Deferred income taxes	4,580	4,360
Unamortized investment tax credits	281	288
Asset retirement obligation	3,100	2,997
Pension obligations	1,445	1,668
Non-pension postretirement benefits obligations	1,102	1,053
Spent nuclear fuel obligation	872	867
Regulatory liabilities	1,967	1,891
Mark-to-market derivative liabilities	425	141
Other	919	912

Total deferred credits and other liabilities	14,691	14,177

Total liabilities	32,939	33,292

Minority interest of consolidated subsidiaries	50	—
Preferred securities of subsidiaries	87	87
Shareholders’ equity
Common stock	7,463	7,292
Treasury stock, at cost	(75)	—
Retained earnings	2,889	2,320
Accumulated other comprehensive income (loss)	(1,251)	(1,109)

Total shareholders’ equity	9,026	8,503

Total liabilities and shareholders’ equity	$42,102	$41,882

EXELON CORPORATION
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Six Months Ended
	June 30,
	2004	2003
Cash flows from operating activities
Net income	$933	$733
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel	930	846
Cumulative effect of changes in accounting principles (net of income taxes)	(32)	(112)
Impairment of investments	1	238
Impairment of goodwill and other long-lived assets	—	53
Deferred income taxes and amortization of investment tax credits	154	(100)
Provision for uncollectible accounts	39	43
Equity in losses (earnings) of unconsolidated affiliates	55	(33)
Gain on sale of investments and wholly owned subsidiaries	(155)	—
Net realized losses (gains) on nuclear decommissioning trust funds	1	(12)
Other operating activities	(16)	52
Changes in assets and liabilities:
Receivables	269	70
Inventories	14	(16)
Other current assets	(66)	(219)
Accounts payable, accrued expenses and other current liabilities	(134)	(143)
Net realized and unrealized mark-to-market and hedging transactions	54	76
Pension and non-pension postretirement benefit obligations	(175)	(146)
Other noncurrent assets and liabilities	35	(38)

Net cash flows provided by operating activities	1,907	1,292

Cash flows from investing activities
Capital expenditures	(844)	(1,019)
Proceeds from liquidated damages	—	86
Proceeds from nuclear decommissioning trust fund sales	1,042	1,262
Investment in nuclear decommissioning trust funds	(1,178)	(1,368)
Note receivable from unconsolidated affiliate	—	35
Proceeds from sales of investments and wholly-owned subsidiaries	227	6
Change in restricted cash	(2)	(29)
Net cash increase from consolidation of Sithe Energies, Inc.	19	—
Other investing activities	67	11

Net cash flows used in investing activities	(669)	(1,016)

Cash flows from financing activities
Issuance of long-term debt	75	1,813
Retirement of long-term debt	(312)	(1,479)
Retirement of long-term debt to financing affiliates	(345)	—
Change in short-term debt	(65)	(100)
Issuance of mandatorily redeemable preferred securities	—	300
Retirement of mandatorily redeemable preferred securities	—	(300)
Payment on acquisition note payable to Sithe Energies, Inc.	(27)	(210)
Dividends paid on common stock	(364)	(285)
Proceeds from employee stock plans	140	91
Purchase of treasury stock	(75)	—
Other financing activities	36	(85)

Net cash flows used in financing activities	(937)	(255)

Increase in cash and cash equivalents	301	21
Cash and cash equivalents at beginning of period	493	469

Cash and cash equivalents, including cash classified as held for sale	794	490
Cash classified as held for sale on the consolidated balance sheet	—	(26)

Cash and cash equivalents at end of period	$794	$464

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income
(unaudited)
(in millions, except per share data)

	Three Months Ended June 30, 2004				Three Months Ended June 30, 2003
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$3,550	$(89)	(b)	$3,461	$3,721	$—		$3,721
Operating expenses
Purchased power	673	6	(b)	679	856	—		856
Fuel	538	(77)	(b)	461	531	—		531
Operating and maintenance	1,056	(76)	(b),(c),(d)	980	1,100	(48)	(e)	1,052
Depreciation and amortization	315	(11)	(c)	304	275	—		275
Taxes other than income	185	(3)	(b)	182	159	—		159

Total operating expenses	2,767	(161)		2,606	2,921	(48)		2,873

Operating income	783	72		855	800	48		848
Other income and deductions
Interest expense	(246)	4	(c)	(242)	(220)	—		(220)
Distributions on preferred securities of subsidiaries	(1)	—		(1)	(10)	—		(10)
Equity in earnings (losses) of unconsolidated affiliates	(31)	14	(c)	(17)	15	—		15
Other, net	230	(85)	(b)	145	10	—		10

Total other income and deductions	(48)	(67)		(115)	(205)	—		(205)

Income before income taxes and minority interest	735	5		740	595	48		643
Income taxes	226	50	(b),(c),(d)	276	222	18	(e)	240

Income before minority interest	509	(45)		464	373	30		403
Minority interest	12	—		12	(1)	—		(1)

Net income	$521	$(45)		$476	$372	$30		$402

Earnings per average common share
Basic	$0.79	$(0.07)		$0.72	$0.57	$0.05		$0.62
Diluted	$0.78	$(0.07)		$0.71	$0.57	$0.04		$0.61
Average common shares outstanding
Basic	661			661	650			650
Diluted	667			667	655			655
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Investments in synthetic fuel producing facilities		$0.03				$—
Boston Generating, LLC		0.06				—
Exelon Way severance and severance-related charges		(0.02)				—
Impairment of Exelon Enterprises’ InfraSource goodwill		—				(0.04)

Total adjustments		$0.07				$(0.04)

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the financial impact of Boston Generating, LLC.

(c)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel producing facilities.

(d)	Adjustment to exclude severance and severance-related charges associated with The Exelon Way.

(e)	Adjustment for the impairment of Exelon Enterprises’ InfraSource goodwill.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income
(unaudited)
(in millions, except per share data)

	Six Months Ended June 30, 2004				Six Months Ended June 30, 2003
				Adjusted				Adjusted
	GAAP (a,b)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$7,272	$(248)	(c)	$7,024	$7,795	$—		$7,795
Operating expenses
Purchased power	1,234	4	(c)	1,238	1,763	—		1,763
Fuel	1,374	(226)	(c)	1,148	1,356	—		1,356
Operating and maintenance	2,165	(127)	(c),(d),(e)	2,038	2,212	(89)	(g),(h)	2,123
Depreciation and amortization	616	(27)	(c),(d)	589	549	—		549
Taxes other than income	378	(9)	(c)	369	358	—		358

Total operating expenses	5,767	(385)		5,382	6,238	(89)		6,149

Operating income	1,505	137		1,642	1,557	89		1,646
Other income and deductions
Interest expense	(469)	14	(c),(d)	(455)	(443)	—		(443)
Distributions on preferred securities of subsidiaries	(2)	—		(2)	(22)	—		(22)
Equity in earnings (losses) of unconsolidated affiliates	(55)	23	(d)	(32)	33	—		33
Other, net	287	(90)	(c)	197	(131)	187	(g), (i)	56

Total other income and deductions	(239)	(53)		(292)	(563)	187		(376)

Income before income taxes, minority interest and cumulative effect of changes in accounting principles	1,266	84		1,350	994	276		1,270
Income taxes	376	124	(c),(d),(e)	500	370	99		469

Income before income taxes, minority interest and cumulative effect of changes in accounting principles	890	(40)		850	624	177		801
Minority interest	11	—		11	(3)	—		(3)

Income before minority interest and cumulative effect of changes in accounting principles	901	(40)		861	621	177		798
Cumulative effect of changes in accounting principles, net of income taxes	32	(32)	(f)	—	112	(112)	(j)	—

Net income	$933	$(72)		$861	$733	$65		$798

Earnings per average common share
Basic:
Income before cumulative effect of changes in accounting principles	$1.36	$(0.06)		$1.30	$0.96	$0.27		$1.23
Cumulative effect of changes in accounting principles, net of income taxes	0.05	(0.05)		—	0.17	(0.17)		—

Net income	$1.41	$(0.11)		$1.30	$1.13	$0.10		$1.23

Diluted:
Income before cumulative effect of changes in accounting principles	$1.35	$(0.06)		$1.29	$0.95	$0.27		$1.22
Cumulative effect of changes in accounting principles, net of income taxes	0.05	(0.05)		—	0.17	(0.17)		—

Net income	$1.40	$(0.11)		$1.29	$1.12	$0.10		$1.22

Average common shares outstanding
Basic	660			660	649			649
Diluted	666			666	653			653
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Cumulative effect pursuant to FIN No. 46-R		$0.05				$—
Boston Generating, LLC		0.04				—
Investments in synthetic fuel producing facilities		0.04				—
Exelon Way severance and severance-related charges		(0.02)				—
Impairment of Sithe Energies, Inc. investment		—				(0.20)
Cumulative effect of adopting SFAS No. 143		—				0.17
Impairment of Exelon Enterprises’ InfraSource goodwill		—				(0.04)
March 3 ComEd Settlement Agreement		—				(0.03)

Total adjustments		$0.11				$(0.10)

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Consolidated results for the six months ended June 30, 2004 include a $12 million reduction in net periodic postretirement benefit cost due to the early adoption of FSP FAS 106-2, including $6 million related to the three months ended March 31, 2004. Previously reported financial information for the three months ended March 31, 2004 will be adjusted when presented for comparative purposes in future periods.

(c)	Adjustment to exclude the financial impact of Boston Generating, LLC.

(d)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel producing facilities.

(e)	Adjustment to exclude severance and severance-related charges associated with The Exelon Way.

(f)	Adjustment for the cumulative effect of adopting FIN No. 46-R.

(g)	Adjustment for the March 3 ComEd Settlement Agreement.

(h)	Adjustment for the impairment of Exelon Enterprises’ InfraSource goodwill.

(i)	Adjustment for the impairment of Generation’s investment in Sithe Energies, Inc.

(j)	Adjustment for the cumulative effect of adopting SFAS No. 143.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
Per Diluted Share to GAAP Earnings Per Diluted Share
Three Months Ended June 30, 2004 vs. Three Months Ended June 30, 2003

2003 GAAP Earnings per Diluted Share	$0.57
Impairment of InfraSource Goodwill (1)	0.04

2003 Adjusted (non-GAAP) Operating Earnings	0.61
Year Over Year Effects on Earnings:
Energy Margins:
CTC Recoveries at ComEd (2)	(0.04)
Energy Delivery, Excluding CTC Recoveries (3)	0.08
Generation, Excluding Mark-to-Market (4)	0.03
Mark-to-Market	(0.02)
Financial Impact of Enterprises (5)	0.09
Higher Depreciation and Amortization Expense (6)	(0.04)
Acquisition of Remaining 50% of AmerGen (7)	0.03
Operating and Maintenance Expense (8)	(0.02)
Higher Taxes Other Than Income (9)	(0.02)
Lower Interest Expense (10)	0.02
Lower Equity in Earnings (11)	(0.01)

2004 Adjusted (non-GAAP) Operating Earnings	0.71
2004 Adjusted (non-GAAP) Operating Earnings Adjustments:
Boston Generating, LLC 2004 Impact (12)	0.06
Investments in Synthetic Fuel-Producing Facilities (13)	0.03
Exelon Way Severance and Severance-Related Charges (14)	(0.02)

2004 GAAP Earnings per Diluted Share	$0.78

(1)	Reflects an impairment of goodwill related to InfraSource, Inc., which was sold during the third quarter of 2003.

(2)	Reflects a decrease in the competative transition charge (CTC) rates recovered by ComEd due to increased wholesale market prices of electricity and other adjustments to the energy component.

(3)	Reflects increased volume and favorable weather conditions at Energy Delivery, partially offset by decreased revenues due to customers purchasing energy from alternative electric suppliers or the ComEd PPO.

(4)	Reflects increased energy margins at Generation, excluding the effects of AmerGen, Sithe, Boston Generating, Exelon Energy and mark-to-market, primarily due to an increase in average realized wholesale prices and a decrease in capacity payments to Midwest Generation, partially offset by higher fuel costs.

(5)	Reflects the impact on net income of Enterprises, excluding the 2003 InfraSource goodwill impairment, due to gains recognized in 2004 related to the sale of the Chicago Thermal operations, PECO Telcove and certain businesses of Exelon Services, Inc. The decrease also reflects investment impairment charges recorded by Enterprises in 2003.

(6)	Reflects higher depreciation and amortization expense due to capital additions and assets placed into service in addition to higher CTC amortization at PECO. Excludes the effects of Enterprises, AmerGen, Sithe, Boston Generating and investments in synthetic fuel-producing facilities.

(7)	Reflects the impact on net income of the acquisition of the remaining 50% of AmerGen.

(8)	Reflects increased operating and maintenance expenses, excluding the effects of decommissioning, Enterprises, AmerGen, Sithe, Boston Generating, investments in synthetic fuel-producing facilities and Exelon Way severance and severance-related charges.

(9)	Reflects higher taxes other than income, primarily at Energy Delivery due to a 2003 use tax accrual adjustment. Excludes the effects of Enterprises, AmerGen, Sithe, and Boston Generating.

(10)	Reflects lower interest expense, primarily at Energy Delivery due to refinancing of existing debt at lower rates and scheduled principal payments. Excludes the effects of Enterprises, AmerGen, Sithe, Boston Generating and investments in synthetic fuel-producing facilities.

(11)	Reflects equity in losses recorded at ComEd and PECO due to the deconsolidation of certain financing trusts as of July 1, 2003 and December 31, 2003. Excludes the effects of AmerGen, Sithe and investments in synthetic fuel-producing facilities.

(12)	Reflects the 2004 financial impact of Boston Generating.

(13)	Reflects adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

(14)	Reflects severance and severance-related charges recorded during the second quarter of 2004 associated with The Exelon Way.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
Per Diluted Share to GAAP Earnings Per Diluted Share
Six Months Ended June 30, 2004 vs. Six Months Ended June 30, 2003

2003 GAAP Earnings per Diluted Share	$1.12
2003 Adjusted (non-GAAP) Operating Earnings Adjustments:
Impairment of Investment in Sithe Energies, Inc. (1)	0.20
Cumulative Effect of Adopting SFAS No. 143	(0.17)
Impairment of InfraSource Goodwill (2)	0.04
March 3 ComEd Settlement Agreement (3)	0.03

2003 Adjusted (non-GAAP) Operating Earnings	1.22
Year Over Year Effects on Earnings:
Energy Margins:
CTC Recoveries at ComEd (4)	(0.11)
Energy Delivery, Excluding CTC Recoveries (5)	0.09
Generation, Excluding Mark-to-Market (6)	0.07
Mark-to-Market	(0.01)
Financial Impact of Enterprises (7)	0.09
Lower Interest Expense (8)	0.05
Higher Depreciation and Amortization Expense (9)	(0.05)
Lower Equity in Earnings of Unconsolidated Affiliates (10)	(0.02)
Operating and Maintenance Expense (11)	—
Acquisition of Remaining 50% of AmerGen (12)	0.02
Other	(0.06)

2004 Adjusted (non-GAAP) Operating Earnings	1.29
2004 Adjusted (non-GAAP) Operating Earnings Adjustments:
Cumulative Effect of Adopting FIN No. 46-R	0.05
Boston Generating, LLC 2004 Impact (13)	0.04
Investments in Synthetic Fuel-Producing Facilities (14)	0.04
Exelon Way Severance and Severance-Related Charges (15)	(0.02)

2004 GAAP Earnings per Diluted Share	$1.40

(1)	Reflects impairment of the investment held by Generation in Sithe Energies, Inc. recorded during the first quarter of 2003.

(2)	Reflects an impairment of goodwill related to InfraSource, Inc., which was recorded during the second quarter of 2003.

(3)	Reflects the March 3 ComEd Settlement Agreement, an agreement reached during the first quarter of 2003 by ComEd and various Illinois suppliers, customers and governmental parties, regarding several matters affecting ComEd’s rates for electric service.

(4)	Reflects a decrease in the CTC rates recovered by ComEd due to increased wholesale market prices of electricity and other adjustments to the energy component.

(5)	Reflects increased electric volume at Energy Delivery, partially offset by decreased revenues due to customers purchasing energy from alternative electric suppliers or the ComEd PPO.

(6)	Reflects increased energy margins at Generation, excluding the effects of AmerGen, Sithe, Boston Generating, Exelon Energy and mark-to-market, primarily due to an increase in average realized wholesale prices and a decrease in capacity payments to Midwest Generation, partially offset by higher fuel costs.

(7)	Reflects the impact on net income of Enterprises, excluding the 2003 InfraSource goodwill impairment, due to gains recognized in 2004 related to the sale of the Chicago Thermal operations, PECO Telcove and certain businesses of Exelon Services, Inc. The decrease also reflects investment impairment charges recorded by Enterprises in 2003.

(8)	Reflects lower interest expense, primarily at Energy Delivery due to refinancing of existing debt at lower rates and scheduled principal payments. Excludes the effects of Enterprises, AmerGen, Sithe, Boston Generating and investments in synthetic fuel-producing facilities.

(9)	Reflects higher depreciation and amortization expense due to capital additions and assets placed into service in addition to higher CTC amortization at PECO. Excludes the effects of Enterprises, AmerGen, Sithe, Boston Generating, Exelon Energy and investments in synthetic fuel-producing facilities.

(10)	Reflects equity in losses recorded at ComEd and PECO due to the deconsolidation of certain financing trusts as of July 1, 2003 and December 31, 2003. Excludes the effects of AmerGen, Sithe and investments in synthetic fuel-producing facilities.

(11)	Reflects no significant change in operating and maintenance expenses, primarily due to increased planned refueling outages at Generation, partially offset by reduced contractor and payroll costs at Energy Delivery. Excludes the effects of decommissioning, Enterprises, AmerGen, Sithe, Boston Generating, investments in synthetic fuel-producing facilities and Exelon Way severance and severance-related charges.

(12)	Reflects the impact on net income of the acquisition of the remaining 50% of AmerGen.

(13)	Reflects the 2004 financial impact of Boston Generating.

(14)	Reflects adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

(15)	Reflects severance and severance-related charges recorded during 2004 associated with The Exelon Way.

EXELON CORPORATION
Electric Sales Statistics

	Three Months Ended June 30,
(in GWhs)	2004		2003	% Change
Supply
Nuclear, excluding AmerGen in 2003	34,254		29,619	15.6%
Purchased Power — Generation (a)	11,904	(b)	19,344	(38.5%)
Fossil, excluding Sithe Energies, and Hydro	4,951		5,355	(7.5%)

Power Team Supply	51,109		54,318	(5.9%)
Purchased Power — Other	212		234	(9.4%)

Total Electric Supply Available for Sale	51,321		54,552	(5.9%)
Less: Line Loss and Company Use	(2,347)		(1,655)	41.8%

Total Supply	48,974		52,897	(7.4%)

Energy Sales
Retail Sales	31,281		29,198	7.1%
Power Team Market Sales (a)	23,482	(b)	27,449	(14.5%)
Interchange Sales and Sales to Other Utilities	579		575	0.7%

	55,342		57,222	(3.3%)
Less: Distribution Only Sales	(6,368)		(4,325)	47.2%

Total Energy Sales	48,974		52,897	(7.4%)

	Six Months Ended June 30,
(in GWhs)	2004		2003	% Change
Supply
Nuclear, excluding AmerGen in 2003	67,665		58,949	14.8%
Purchased Power — Generation (a)	23,595	(b)	39,373	(40.1%)
Fossil, excluding Sithe Energies, and Hydro	11,296		10,405	8.6%

Power Team Supply	102,556		108,727	(5.7%)
Purchased Power — Other	309		428	(27.8%)

Total Electric Supply Available for Sale	102,865		109,155	(5.8%)
Less: Line Loss and Company Use	(4,418)		(3,677)	20.2%

Total Supply	98,447		105,478	(6.7%)

Energy Sales
Retail Sales	64,027		61,405	4.3%
Power Team Market Sales (a)	45,991	(b)	51,264	(10.3%)
Interchange Sales and Sales to Other Utilities	1,153		1,272	(9.4%)

	111,171		113,941	(2.4%)
Less: Distribution Only Sales	(12,724)		(8,463)	50.3%

Total Energy Sales	98,447		105,478	(6.7%)

(a)	Purchased power and market sales do not include trading volume of 5,324 GWhs and 7,919 GWhs for the three months ended June 30, 2004 and 2003, respectively, and 10,437 GWhs and 17,446 GWhs for the six months ended June 30, 2004 and 2003, respectively.

(b)	Purchased power and market sales reflect the adoption of EITF 03-11, which required certain energy transactions to be netted. The adoption of this standard resulted in a reduction of 6,185 GWhs and 11,638 GWhs for the three and six months ended June 30, 2004, respectively.

EXELON CORPORATION
Energy Delivery Sales Statistics
For the Three Months Ended June 30,

	ComEd					PECO
Electric Deliveries (GWh)	2004		2003		% Change	2004	2003	% Change
Full Service (a)
Residential	5,793		5,163		12.2%	2,272	2,274	(0.1%)
Small Commercial & Industrial	4,791		5,114		(6.3%)	1,686	1,532	10.1%
Large Commercial & Industrial	1,426		1,683		(15.3%)	3,703	3,695	0.2%
Public Authorities & Electric Railroads	1,200		1,333		(10.0%)	224	222	0.9%

Total Full Service	13,210		13,293		(0.6%)	7,885	7,723	2.1%

PPO (ComEd Only)
Small Commercial & Industrial	870		869		0.1%
Large Commercial & Industrial	877		1,318		(33.5%)
Public Authorities & Electric Railroads	577		531		8.7%

	2,324		2,718		(14.5%)

Delivery Only (b)
Residential	(d	)	(d	)		488	186	162.4%
Small Commercial & Industrial	1,761		1,257		40.1%	433	323	34.1%
Large Commercial & Industrial	3,090		2,128		45.2%	190	192	(1.0%)
Public Authorities & Electric Railroads	406		247		64.4%	—	—

	5,257		3,632		44.7%	1,111	701	58.5%

Total PPO and Delivery Only	7,581		6,350		19.4%	1,111	701	58.5%

Total Retail Deliveries	20,791		19,643		5.8%	8,996	8,424	6.8%

Gas Deliveries (mmcf) (PECO only)						14,572	15,001	(2.9%)

Revenue (in millions)
Full Service (a)
Residential	$521		$472		10.4%	$298	$297	0.3%
Small Commercial & Industrial	396		405		(2.2%)	197	180	9.4%
Large Commercial & Industrial	71		84		(15.5%)	281	267	5.2%
Public Authorities & Electric Railroads	74		81		(8.6%)	20	21	(4.8%)

Total Full Service	1,062		1,042		1.9%	796	765	4.1%

PPO (ComEd Only) (c)
Small Commercial & Industrial	60		59		1.7%
Large Commercial & Industrial	51		72		(29.2%)
Public Authorities & Electric Railroads	31		28		10.7%

	142		159		(10.7%)

Delivery Only (b)
Residential	(d	)	(d	)		38	14	171.4%
Small Commercial & Industrial	35		32		9.4%	23	17	35.3%
Large Commercial & Industrial	43		43		0.0%	5	5	0.0%
Public Authorities & Electric Railroads	9		8		12.5%	—	—

	87		83		4.8%	66	36	83.3%

Total PPO and Delivery Only	229		242		(5.4%)	66	36	83.3%

Total Retail Electric Revenue	1,291		1,284		0.5%	862	801	7.6%
Wholesale Electric Revenue	24		22		9.1%	1	3	(66.7%)
Other Revenue (e)	88		55		60.0%	50	47	6.4%
Gas Revenue (PECO only)	n/a		n/a			119	110	8.2%

Total Revenues	$1,403		1,361		3.1%	$1,032	$961	7.4%

Heating and Cooling Degree-Days	2004	2003	Normal	2004	2003	Normal
Heating Degree-Days	692	848	794	399	584	488
Cooling Degree-Days	186	111	216	416	250	316

(a)	Full service reflects deliveries to customers taking electric service under tariffed rates, which include the cost of energy and the delivery cost of the transmission and distribution of the energy. PECO’s tariffed rates also include a competitive transition charge (CTC).

(b)	Delivery only service reflects customers electing to receive electric generation service from an alternative energy supplier. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC.

(c)	Revenue from customers choosing ComEd’s PPO includes an energy charge at market rates, transmission and distribution charges and a CTC.

(d)	All ComEd residential customers are eligible to choose their supplier of electricity; however, as of June 30, 2004, no alternative electric supplier has sought approval from the Illinois Commerce Commission and no electric utilities have chosen to enter the ComEd residential market for the supply of electricity.

(e)	Other revenue includes transmission revenue from PJM and prior to ComEd’s full integration into PJM on May 1, 2004, ComEd’s transmission charges received from alternative energy suppliers.

n/a — not applicable

EXELON CORPORATION

Energy Delivery Sales Statistics
For the Six Months Ended June 30,

	ComEd					PECO
Electric Deliveries (GWh)	2004		2003		% Change	2004	2003	% Change
Full Service (a)
Residential	12,805		12,049		6.3%	5,016	5,389	(6.9%)
Small Commercial & Industrial	9,924		10,741		(7.6%)	3,370	3,312	1.8%
Large Commercial & Industrial	2,771		3,167		(12.5%)	7,320	7,177	2.0%
Public Authorities & Electric Railroads	2,440		2,749		(11.2%)	453	475	(4.6%)

Total Full Service	27,940		28,706		(2.7%)	16,159	16,353	(1.2%)

PPO (ComEd Only)
Small Commercial & Industrial	1,600		1,662		(3.7%)
Large Commercial & Industrial	1,624		2,750		(40.9%)
Public Authorities & Electric Railroads	1,012		1,069		(5.3%)

	4,236		5,481		(22.7%)

Delivery Only (b)
Residential	(d	)	(d	)		1,070	450	137.8%
Small Commercial & Industrial	3,532		2,606		35.5%	857	525	63.2%
Large Commercial & Industrial	6,031		3,960		52.3%	340	402	(15.4%)
Public Authorities & Electric Railroads	894		529		69.0%	—	—

	10,457		7,095		47.4%	2,267	1,377	64.6%

Total PPO and Delivery Only	14,693		12,576		16.8%	2,267	1,377	64.6%

Total Retail Deliveries	42,633		41,282		3.3%	18,426	17,730	3.9%

Gas Deliveries (mmcf) (PECO only)						51,507	54,627	(5.7%)

Revenue (in millions)
Full Service (a)
Residential	$1,080		$1,018		6.1%	$611	$656	(6.9%)
Small Commercial & Industrial	769		802		(4.1%)	374	374	0.0%
Large Commercial & Industrial	131		158		(17.1%)	551	534	3.2%
Public Authorities & Electric Railroads	148		165		(10.3%)	40	42	(4.8%)

Total Full Service	2,128		2,143		(0.7%)	1,576	1,606	(1.9%)

PPO (ComEd Only) (c)
Small Commercial & Industrial	108		109		(0.9%)
Large Commercial & Industrial	92		144		(36.1%)
Public Authorities & Electric Railroads	53		55		(3.6%)

	253		308		(17.9%)

Delivery Only (b)
Residential	(d	)	(d	)		80	31	158.1%
Small Commercial & Industrial	67		73		(8.2%)	43	27	59.3%
Large Commercial & Industrial	84		91		(7.7%)	9	11	(18.2%)
Public Authorities & Electric Railroads	18		17		5.9%	—	—

	169		181		(6.6%)	132	69	91.3%

Total PPO and Delivery Only	422		489		(13.7%)	132	69	91.3%

Total Retail Electric Revenue	2,550		2,632		(3.1%)	1,708	1,675	2.0%
Wholesale Electric Revenue	47		50		(6.0%)	1	5	(80.0%)
Other Revenue (e)	142		103		37.9%	98	99	(1.0%)
Gas Revenue (PECO only)	n/a		n/a			464	399	16.3%

Total Revenues	$2,739		2,785		(1.7%)	$2,271	$2,178	4.3%

Heating and Cooling Degree-Days	2004	2003	Normal	2004	2003	Normal
Heating Degree-Days	3,887	4,214	4,060	3,064	3,336	3,075
Cooling Degree-Days	186	111	217	416	250	316

(a)	Full service reflects deliveries to customers taking electric service under tariffed rates, which include the cost of energy and the delivery cost of the transmission and distribution of the energy. PECO’s tariffed rates also include a competitive transition charge (CTC).

(b)	Delivery only service reflects customers electing to receive electric generation service from an alternative energy supplier. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC.

(c)	Revenue from customers choosing ComEd’s PPO includes an energy charge at market rates, transmission and distribution charges and a CTC.

(d)	All ComEd residential customers are eligible to choose their supplier of electricity; however, as of June 30, 2004, no alternative electric supplier has sought approval from the Illinois Commerce Commission and no electric utilities have chosen to enter the ComEd residential market for the supply of electricity.

(e)	Other revenue includes transmission revenue from PJM and prior to ComEd’s full integration into PJM on May 1, 2004, ComEd’s transmission charges received from alternative energy suppliers.

n/a — not applicable

EXELON CORPORATION
Exelon Generation Power Marketing Statistics

	Three Months Ended June 30,			Six Months Ended June 30,
	2004		2003	2004		2003
GWh Sales
Energy Delivery and Exelon Energy (a)	26,133		26,869	53,597		57,463
Market and Retail Sales (a)	24,976	(c)	27,449	48,959	(c)	51,264

Total Sales (b)	51,109		54,318	102,556		108,727

Average Margin ($/MWh)
Average Realized Revenue
Energy Delivery and Exelon Energy (a)	$32.37		$32.64	$31.83		$32.06
Market and Retail Sales (a)(d)	34.35		32.68	35.58		34.22
Total Sales — without trading	33.34		32.66	33.62		33.07
Average Purchased Power and Fuel Cost — without trading	$20.06		$21.13	$20.77		$21.60
Average Margin — without trading	$13.28		$11.53	$12.85		$11.47
Around-the-clock Market Prices ($/MWh)
PJM	$42.96		$33.25	$44.57		$41.09
MAIN	31.76		24.06	33.08		30.48
2004 Forward market prices — July through December
Around-the-clock Market Prices ($/MWh)
PJM	$44.50
MAIN	32.00
NEPOOL	58.00
Gas Prices ($/Mmbtu)
Henry Hub	$6.30

(a)	Effective January 1, 2004, Exelon Energy Company became a part of Generation. Generation’s retail sales consist of Exelon Energy Company sales of 1,494 GWhs and 2,968 GWhs for the three and six months ended June 30, 2004, respectively.

(b)	Total sales do not include trading volume of 5,324 GWhs and 7,919 GWhs for the three months ended June 30, 2004 and 2003, respectively, and 10,437 GWhs and 17,446 GWhs for the six months ended June 30, 2004 and 2003, respectively.

(c)	Market and retail sales reflect the adoption of EITF 03-11, which required certain energy transactions to be netted. The adoption of this standard resulted in a reduction of 6,185 GWhs and 11,638 GWhs for the three and six months ended June 30, 2004, respectively.

(d)	Market and retail sales exclude revenues related to tolling agreements of $109 million and $38 million for the three and six months ended June 30, 2004 and 2003, respectively,